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                                                                   Exhibit 99(c)


TO BE EFFECTIVE, THIS CASH ELECTION FORM MUST BE RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY (THE "EXCHANGE AGENT") NO LATER THAN 5:00 P.M., CENTRAL STANDARD TIME, ON _______________, 2001 (THE "ELECTION DEADLINE").

                               CASH ELECTION FORM

              SHARES OF COMMON STOCK, $3.00 PAR VALUE PER SHARE, OF
                        COMMUNITY BANKSHARES INCORPORATED

                      PLEASE READ AND FOLLOW CAREFULLY THE
                            ACCOMPANYING INSTRUCTIONS

         This cash election form is to be used in connection with the acquisition of Community Bankshares Incorporated by SouthTrust of Alabama, Inc. ("SouthTrust of Alabama") pursuant to the merger of Community Bankshares with and into SouthTrust of Alabama, in accordance with the terms of the agreement and plan of merger (the "merger agreement"), dated as of September 21, 2001, between Community Bankshares and SouthTrust of Alabama, and joined in by SouthTrust Corporation. A copy of the merger agreement is included as Appendix A to the proxy statement/prospectus, dated October ___, 2001, relating to the merger. Extra copies of the proxy statement/prospectus will be made available upon request to the Exchange Agent at one of the addresses set forth below.

         Pursuant to the merger agreement, you may elect to receive cash in the amount of $34.03 per share in exchange for some or all of your shares of Community Bankshares common stock. Your ability to elect to receive cash is subject to certain limitations, and the number of shares for which you elect to receive cash may be reduced in certain circumstances. In addition, upon the occurrence of certain events, all Community Bankshares shareholders will receive cash in the merger pursuant to a formula set forth in the merger agreement, in which case all cash election forms will be disregarded.

         If you wish to make a cash election with respect to any or all of your shares of Community Bankshares common stock in connection with the merger of Community Bankshares with SouthTrust of Alabama, you must (1) sign this cash election form in the space provided on the subsequent page and (2) mail or deliver the completed form to the Exchange Agent at the following address. In order to properly make a cash election, this cash election form must be received by the Exchange Agent prior to 5:00 p.m., Central Standard time, on ____________, 2001, the Election Deadline.

                     American Stock Transfer & Trust Company
                                Reorg Department
                           59 Maiden Lane, Plaza Level
                               New York, NY 10038

  ANY SHARES OF COMMUNITY BANKSHARES COMMON STOCK FOR WHICH YOU DO NOT ELECT TO
   RECEIVE CASH WILL BE CONVERTED INTO SOUTHTRUST COMMON STOCK AT THE EXCHANGE
        RATIO SET FORTH IN THE MERGER AGREEMENT WHEN AND IF THE MERGER IS
                 COMPLETED UNLESS AN "ALL CASH SCENARIO" OCCURS.

  REGARDLESS OF WHETHER OR NOT YOU MAKE A CASH ELECTION, IF THE AVERAGE CLOSING
   PRICE OF A SHARE OF SOUTHTRUST'S COMMON STOCK IS BELOW $15.00 FOR THE FIVE CONSECUTIVE BUSINESS DAYS ENDING ON ______________, 2001, YOU WILL RECEIVE A
    CASH PAYMENT IN EXCHANGE FOR ALL OF YOUR COMMUNITY BANKSHARES SHARES (THE "ALL CASH SCENARIO") WHEN AND IF THE MERGER IS COMPLETED, AND ANY CASH
    ELECTION FORMS RECEIVED BY THE EXCHANGE AGENT WILL BE DISREGARDED. IN AN "ALL CASH SCENARIO" THE CASH PAYMENT YOU WOULD RECEIVE FOR EACH SHARE OF
  COMMUNITY BANKSHARES COMMON STOCK YOU OWN WOULD BE DETERMINED IN ACCORDANCE
       WITH THE CALCULATIONS DESCRIBED IN THE MERGER AGREEMENT AND IN THE
            PROXY STATEMENT/PROSPECTUS UNDER "EFFECT OF THE MERGER ON
            COMMUNITY BANKSHARES COMMON STOCK - ALL CASH SCENARIO."



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                              IMPORTANT INFORMATION

         The undersigned elects, as indicated herein, to have the specified number of the undersigned's shares of $3.00 par value common stock of Community Bankshares converted at the effective time of the merger into the cash consideration of $34.03 per share.

         It is understood that the cash election is subject to the terms, conditions, and limitations set forth in the merger agreement and described in the proxy statement/prospectus.

         CHECKS FOR THE CASH CONSIDERATION WILL NOT BE SENT UNTIL THE MERGER HAS BEEN COMPLETED.

         NOTE: THE TAX CONSEQUENCES OF A CASH ELECTION TO A HOLDER OF COMMUNITY BANKSHARES COMMON STOCK VARY FROM THE TAX CONSEQUENCES OF NOT MAKING A CASH ELECTION. FOR INFORMATION ON THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF MAKING A CASH ELECTION, SEE "FEDERAL INCOME TAX CONSEQUENCES - OPTIONAL CASH ELECTION OR ALL CASH SCENARIO" IN THE PROXY STATEMENT/PROSPECTUS. HOLDERS OF COMMUNITY BANKSHARES COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDERS, INCLUDING TAX REPORTING REQUIREMENTS AND TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN LAW.

         IMPORTANT: TO BE EFFECTIVE, THIS CASH ELECTION FORM MUST BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., CENTRAL STANDARD TIME, ON _______________, 2001, THE ELECTION DEADLINE.

         The cash election procedures, including the maximum number of shares of Community Bankshares common stock for which cash may be paid by SouthTrust in the merger, are set forth in the merger agreement and summarized in the proxy statement/prospectus under "Effect of the Merger on Community Bankshares Common Stock -- Optional Cash Election." The merger agreement provides that the total number of shares of Community Bankshares common stock for which cash will be paid in the merger will not exceed 40% of the aggregate shares of Community Bankshares common stock outstanding immediately prior to the merger (the "maximum cash election shares"). If the total number of Community Bankshares shareholders electing to receive cash would otherwise result in the aggregate number of shares of Community Bankshares common stock for which cash may be paid by SouthTrust in the merger exceeding the maximum cash election shares, the number of Community Bankshares shares making a cash election shall be reduced pro rata based on the total shares allocated to cash elections by all Community Bankshares shareholders, so that the total number of cash election shares is as close as practicable to the maximum cash election shares. Therefore, even if you make a cash election, there is no assurance that you will receive cash in exchange for all of your designated shares of Community Bankshares common stock.

         The Exchange Agent reserves the right to deem that the undersigned has not made a valid cash election if:

         (a) the undersigned fails to make either a "Cash Election for All Shares" or a "Cash Election for Less than All Shares" in which the undersigned specifies the number of shares covered by the election;

         (b) the undersigned fails to follow the instructions on this cash election form or otherwise fails to properly make a cash election; or

         (c) a completed cash election form is not received by the Exchange Agent by the Election Deadline.

         You will not receive the merger consideration until the merger is completed and the Exchange Agent has received all additional documents it may require. Furthermore, no interest will accrue or be payable on the merger consideration, including the cash consideration.

         Once the merger is completed, the Exchange Agent will send transmittal materials to all registered holders of Community Bankshares common stock. The transmittal materials will provide instructions regarding the submission of your Community Bankshares share certificates and the issuance of the cash consideration and/or shares of SouthTrust common stock in exchange therefor. Among other things, these transmittal materials will allow any check for cash consideration to


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be sent to a name or address different from the registered holder. DO NOT SUBMIT
ANY CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU RECEIVE THE TRANSMITTAL LETTER AFTER THE MERGER HAS BEEN COMPLETED.

         Registered holders of Community Bankshares common stock who are nominees only may submit a separate election form for each beneficial holder for whom that registered holder is a nominee; provided, however, that at the request of SouthTrust, that registered holder must certify to the satisfaction of SouthTrust that the registered holder holds those shares as nominee for the beneficial owner(s) thereof. Each beneficial owner for whom an election form is submitted will be treated as a separate holder of Community Bankshares common stock, subject to the provisions concerning joint elections.

         Completing and returning this cash election form does not have the effect of casting a vote with respect to the adoption of the merger agreement and approval of the related transactions at the special meeting of Community Bankshares shareholders.

                                  INSTRUCTIONS

         This cash election form is to be completed and submitted to the Exchange Agent prior to the Election Deadline by those Community Bankshares shareholders desiring to make a cash election. Community Bankshares shareholders who do not complete and submit this cash election form prior to the Election Deadline cannot make a cash election. Instead, they will receive shares of SouthTrust common stock in accordance with the exchange ratio set forth in the merger agreement and described in the proxy statement/prospectus. Until any documents the Exchange Agent may require are received by the Exchange Agent at the address set forth on the front of this cash election form, the shareholder will not receive the check representing the cash consideration. Notwithstanding the foregoing, checks for the cash consideration will not be sent until the merger is completed, and no interest shall accrue or be payable on such amount.

         1. Time in Which to Make a Cash Election. For a cash election to be validly made, the Exchange Agent must receive, at the address set forth on the front of this cash election form, prior to the Election Deadline, this cash election form, properly completed and executed. Any shareholder whose cash election form is not so received will be deemed not to have made a cash election.

         2. Change or Revocation of Cash Election. A Community Bankshares shareholder who has made a cash election may at any time prior to the Election Deadline change or revoke such shareholder's cash election by submitting to the Exchange Agent a revised cash election form, properly completed and signed. After the Election Deadline, a holder of Community Bankshares common stock may not change or revoke his or her cash election unless the merger agreement is terminated.

         3. Forms of Election by Nominees. Any registered holder of Community Bankshares common stock who is a nominee for more than one beneficial owner (provided, however, that shares of Community Bankshares common stock held on one account by joint owners will be deemed owned by one beneficial owner) must submit a separate cash election form for each distinct beneficial owner. Upon the request of SouthTrust, such registered holder will be required to certify to the satisfaction of SouthTrust that such registered holder holds those shares of Community Bankshares common stock subject to a cash election as nominee for the beneficial owner covered by such cash election form and for no other beneficial owner(s).

         4. Delivery of Election Form. The properly completed and duly executed copy of this cash election form should be delivered to the Exchange Agent at the address set forth above.

         The method of delivery of the cash election form is at the election and risk of the owner.

         All questions as to the validity, form and eligibility of any cash election form will be determined by the Exchange Agent and such determination shall be final and binding. Neither SouthTrust nor the Exchange Agent is under any obligation to provide notification of any defects in any cash election.


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         All cash elections will be considered in accordance with the terms and conditions of the merger agreement. If there is any inconsistency or conflict between this cash election form and the merger agreement, the merger agreement shall control in all cases.

         5. Signatures on Election Form. If this cash election form is signed by the registered holder of certificate(s), the signature must correspond exactly with the name written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

         If the certificate(s) subject to this cash election is owned of record by two or more joint owners, all such owners must sign this cash election form.

         If any shares are registered in different names on several certificate(s), it will be necessary to complete, sign and submit as many separate cash election forms as there are different registrations of certificates.

         If this cash election form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such persons must so indicate when signing, must give his or her full title in such capacity, and must provide evidence satisfactory to the Exchange Agent of his or her authority to so act. The Exchange Agent will not deliver the merger consideration until all instructions herein are complied with.

         6. Stock Transfer Taxes. In the event that any transfer or other taxes become payable by reason of the payment of the merger consideration in any name other than that of the registered holder, such transferee or assignee must pay such tax to SouthTrust or must establish to the satisfaction of SouthTrust that such tax has been paid or is not applicable.

         7. Voting Rights and Dividends. Holders of Community Bankshares common stock will continue to have the right to vote and to receive all dividends paid on all shares of Community Bankshares common stock until the merger becomes effective.

         8. Information and Additional Copies. Information and additional copies of this cash election form may be obtained from the Exchange Agent by writing to the address set forth above or calling (718) 921-8200.

         9. Non-Consummation of Merger. Consummation of the merger is subject to the approval of the stockholders of Community Bankshares and to the satisfaction of certain other conditions, including regulatory approvals. No payments of the merger consideration related to any surrender of the certificate(s) will be made prior to the consummation of the merger, and no payments of the merger consideration will be made to shareholders if the merger agreement is terminated. If the merger agreement is terminated, all cash elections will be void and of no effect.

         10. Cash Election for Less than All Shares. In the event that you make a cash election for less than all of your shares of Community Bankshares common stock, the shares of Community Bankshares common stock with respect to which no cash election is made will, upon completion of the merger, be converted into shares of SouthTrust common stock at the exchange ratio set forth in the merger agreement.

         COMPLETING AND RETURNING THIS CASH ELECTION FORM DOES NOT HAVE THE EFFECT OF CASTING A VOTE WITH RESPECT TO THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE RELATED TRANSACTIONS AT THE SPECIAL MEETING OF COMMUNITY BANKSHARES SHAREHOLDERS.


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

                                  CASH ELECTION

                                                               Check only one item on the left. If you wish to make
                                                               a cash election for fewer than your total number of
                                                               shares, you must check only the lower item and
____CASH ELECTION FOR ALL SHARES. The                          indicate in the blank the number of shares of
undersigned makes a cash election for all of                   Community Bankshares common stock as to which you are
his or her shares of Community Bankshares                      making a cash election. In no event may the number of
common stock. All such shares are identified                   shares entered in the lower item exceed the number of
below and equal the number of "Total                           shares entered as the Total Shares. Please note that
Shares."                                                       (as described above) because SouthTrust will limit
                                                               the total number of shares of Community Bankshares
                                                               common stock for which it will pay cash in the
                                                               merger, there is no guarantee you will receive cash
                                                               for all of your shares of Community Bankshares common
____ CASH ELECTION FOR LESS THAN ALL SHARES.                   stock even if you make a proper cash election. If the
The undersigned makes a cash election for                      number of Community Bankshares shares for which a
_____________ shares of Community Bankshares                   cash election is made exceeds the total number of
common stock. This cash election applies to                    Community Bankshares shares for which SouthTrust has
fewer than all of his or her shares                            agreed to pay cash in the merger, the Community
identified below as "Total Shares."                            Bankshares shares to receive cash will be reduced on
                                                               a pro rata basis. In the event of an "All Cash
                                                               Scenario," all cash election forms will be
                                                               disregarded and all shares of Community Bankshares
                                                               common stock will be converted into cash in the
                                                               manner described in the merger agreement and the
                                                               proxy statement - prospectus under "Effect of the
                                                               Merger on Community Bankshares Common Stock - All
                                                               Cash Scenario."


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                  DESCRIPTION OF SHARES OF COMMUNITY BANKSHARES
                      COMMON STOCK COVERED BY CASH ELECTION

                                                                                            No. of Shares
Name(s) and Address(es) of Registered Holder(s)                  Certificate               Represented by
(Print exactly as name appears on Certificate)                     Number                    Certificate


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                                                  Total Shares
                                                                                           ==============

          PLEASE LIST ALL OF YOUR SHARES OF COMMUNITY BANKSHARES COMMON
          STOCK EVEN IF YOU ARE ELECTING TO RECEIVE CASH CONSIDERATION
                IN EXCHANGE FOR FEWER THAN ALL OF YOUR SHARES OF
                       COMMUNITY BANKSHARES COMMON STOCK.


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                                  SIGNATURE(S)

SIGN HERE:

Signature(s) of Registered Holder(s))


         -------------------------------------------


         -------------------------------------------

(Must be signed by registered holder(s) exactly as name(s) appear(s) on such holder's Community Bankshares stock certificate(s). If signed by an attorney, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, the capacity of the person should be indicated. See Instruction 5.) (Attach additional pages if necessary.)

Date __________________, 2001

Name(s)


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                  (Please print)

Address(es)


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Telephone Number(s)


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Capacity (Full title)


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


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